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                                                                   Exhibit 10.42

                             Amendment No. 2 to the
               Tenneco Automotive Inc. Deferred Compensation Plan

This Amendment No. 2 (the "Amendment") to the Tenneco Automotive Inc. Deferred Compensation Plan (the "Plan") is hereby adopted by Tenneco Automotive Inc. (the "Company") effective as of December 31, 2004. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1. PLAN FREEZE. Effective December 31, 2004, all deferrals under the Plan are hereby frozen. As of this date, no new individuals will be eligible to participate in the Plan, and no new deferrals will be made under the Plan.

2. AMENDMENT OF SECTION 7. Section 7 of the Plan is hereby deleted and replaced with the following:

     "A Participant's Deferred Amount shall be paid in a single lump sum payment to the Participant, or the Participant's beneficiary, as soon as practicable after:

     (a)  the Participant's death,

     (b) the termination of the Participant's employment or service as a director, or

     (c) the date specified in the applicable Deferral Election made by the Participant."

3. NO OTHER CHANGES. Except to the extent expressly amended by the terms of this Amendment, all provisions of the Plan shall remain in full force and effect following the date hereof and shall not be modified by this Amendment.

IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein by its respective officers thereunder duly authorized.

                                                TENNECO AUTOMOTIVE INC.


                                                /s/ RICHARD P. SCHNEIDER

                                                By: Richard P. Schneider

                                                Its: Senior Vice President,
                                                     Global Administration